Exhibit 99

               Gateway Financial Receives Regulatory Approval to
                     Acquire Three Provident Bank Branches

    ELIZABETH CITY, N.C., Aug. 5 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., announced today that the Bank had received approval from the Federal Reserve Board to acquire three branches of Provident Bank of Maryland, a subsidiary of Provident Bankshares Corporation (Nasdaq: PBKS). These branches are located in Elizabeth City, North Carolina; Emporia, Virginia; and Suffolk, Virginia. The North Carolina Commissioner of Banks had previously approved the transaction. Gateway anticipates that the purchase will close early in the fourth quarter of 2004.

    Gateway announced on May 13, 2004 that it had signed a Purchase and Assumption Agreement with Provident Bank to acquire its three Essex Savings Bank offices located in the above-mentioned communities. Essex Savings Bank recently became part of Provident Bank as a result of the acquisition of Southern Financial Bancorp, Inc. by Provident Bankshares Corporation.

    Gateway Chairman, President and CEO D. Ben Berry, commented, "We continue to execute our expansion strategy into Greater Hampton Roads and the northeastern coastal region of North Carolina. With the acquisition of these three branches, we are entering two new markets, Suffolk and Emporia in Virginia, and strengthening our presence in our hometown market, Elizabeth City. We look forward to offering the current customers of Essex Savings Bank uninterrupted, high quality service delivered by the same employees they have come to know and trust."

    The addition of these three branches to Gateway's franchise will increase its branch network to 14 locations and add approximately $131 million in deposits. Gateway plans to open a branch in Nags Head, North Carolina in mid-August, and has the following three de novo branches pending: Moyock, North Carolina (anticipated to open in January 2005), Hilltop, Virginia Beach, Virginia (anticipated to open in January 2005) and Sandbridge, Virginia Beach, Virginia (anticipated to open in March 2005).


    About Gateway

    Gateway Financial Holdings, Inc., with $397 million in assets as of June 30, 2004, is a fast-growing financial services company headquartered in Elizabeth City, North Carolina. It is the parent company of Gateway Bank & Trust Co., a full-service community bank with a total of eleven offices in Elizabeth City (2), Edenton, Kitty Hawk, Plymouth and Roper, North Carolina, and in Chesapeake (2) and Virginia Beach (3), Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Small Cap market under the symbol GBTS. Please visit our web site at http://www.gatewaybankandtrust.com


    Forward-Looking Statements

    Statements contained in this news release, which are not historical facts, are forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate", "should," "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, failure to integrate the operations of the acquired branches, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.



SOURCE  Gateway Financial Holdings, Inc.
    -0-                             08/05/2004
    /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO of Gateway Financial Holdings, Inc., +1-252-334-1511/
    /Web site: http://www.gatewaybankandtrust.com /
    (GBTS PBKS)

CO:  Gateway Financial Holdings, Inc.; Provident Bankshares Corporation
ST:  North Carolina, Virginia
IN:  FIN
SU:  TNM